UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 22, 2006, CMS Energy Brasil S.A. ("CMS Brasil"), an indirect subsidiary of CMS Energy Corporation ("CMS Energy") and owner of certain electric distribution and generation assets in Brazil, filed a prospectus with the Comissao de Valores Mobiliarios, the Brazilian equivalent of the U.S. Securities and Exchange Commission, to register the sale of a portion of its capital stock, including stock owned indirectly by CMS Energy, in an initial public offering. After the offering CMS Energy expects to hold 25% to 35% of the outstanding capital stock and will retain a majority of the voting stock of CMS Brasil. CMS Energy cannot predict if or when the initial public offering will be completed.

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS section of CMS Energy’s Form 10-K for the Year Ended December 31, 2005 and as updated in its Form 10-Q for the Quarter Ended March 31, 2006 (all such “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference), that discuss important factors that could cause CMS Energy’s results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

May 23, 2006	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer